Schedule I

The name, present principal occupation or employment and citizenship of each of the executive officers and directors of Walmart Inc. are set forth below. The business address of each individual is c/o Walmart Inc., 702 Southwest 8th Street, Bentonville, AR 72716.

Name of Executive Officer	Principal Occupation or Employment	Citizenship
Daniel J. Bartlett	Executive Vice President, Corporate Affairs	United States
John David Rainey	Executive Vice President and Chief Financial Officer	United States
Rachel Brand	Executive Vice President, Global Governance, Chief Legal Officer and Corporate Secretary	United States
David M. Chojnowski	Senior Vice President and Controller	United States
John Furner	Executive Vice President, President and Chief Executive Officer, Walmart U.S.	United States
Suresh Kumar	Executive Vice President, Global Chief Technology Officer and Chief Development Officer	United States
Kathryn McLay	Executive Vice President, President and Chief Executive Officer, Walmart International	Australia
C. Douglas McMillon	President and Chief Executive Officer	United States
Donna Morris	Executive Vice President, Chief People Officer	United States
Chris Nicholas	Executive Vice President, President, and Chief Executive Officer, Sam's Club	United Kingdom

Name of Director	Principal Occupation or Employment	Citizenship
Cesar Conde	Chairman of NBCUniversal News Group	United States
Tim Flynn	Retired Chairman and CEO, KPMG	United States
Sarah Friar	Chief Financial Officer of OpenAI	United States
Carla Harris	Senior Client Advisor, Morgan Stanley	United States
Tom Horton	Partner, Global Infrastructure Partners; and retired Chairman, American Airlines	United States
Marissa Mayer	Co-founder and CEO, Sunshine Products, Inc.	United States
C. Douglas McMillon	President and Chief Executive Officer, Walmart Inc.	United States
Bob Moritz	Former Global Chair of PricewaterhouseCoopers	United States
Brian Niccol	Chairman and Chief Executive Officer, Starbucks Corporation	United States
Greg Penner	General Partner, Madrone Capital Partners, CEO and an owner of the Denver Broncos (Chairman of the Board of Walmart)	United States
Randall Stephenson	Retired Executive Chair and CEO, AT&T	United States
Steuart Walton	Founder and Chair, RZC Investments	United States